UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2020

ENCISION, INC.
(Exact name of registrant as specified in its charter)
Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ECIA	OTC Bulletin Board

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2020, Encision, Inc. (“Encision” or the “Company”) entered into a Master Services Agreement (“MSA”) with Auris Health, Inc. (“Auris Health”), which is based in Redwood City, CA and a part of Johnson & Johnson Medical Devices Companies. The MSA (and the initial related Statement of Work thereunder) are effective as of March 3, 2020.

Under the MSA, Encision and Auris Health will collaborate on the development of equipment designed to enable the compatibility of Encision’s AEM technology with monopolar instruments produced by Auris Health.

The MSA has a term of up to three years, but either party can terminate the MSA sooner upon 10 business days’ prior written notice. The initial phase under the MSA is expected to last six months. Encision expects to receive up to approximately $320,000 in service fees for work during the initial phase.

After completion of the initial phase, the parties will mutually agree on the timing, parameters and compensation for additional phases under the MSA (if any).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION, INC.
(Registrant)

Date: April 30, 2020
/s/ Mala M Ray
Mala M Ray
Controller
Principal Accounting Officer